CONFIDENTIAL



                            Volume License Agreement
                                     Between
                             Syntroleum Corporation
                                       and
                               Ivanhoe Energy Inc.


                            CONFIDENTIAL INFORMATION:
Use and distribution of this document is limited to the terms and conditions of the confidentiality agreement dated February 7, 2000 between Syntroleum Corporation and Ivanhoe Energy Inc.

     THIS LICENSE AGREEMENT is made and entered into as of this ___ day of April, 2000 by and between Syntroleum Corporation, a Delaware corporation ("Licensor"), and Ivanhoe Energy Inc. , a company duly incorporated in Canada ("Licensee").

                                     RECITALS
                                     --------

     A. WHEREAS, Licensor has developed and owns certain patent rights and technical information relating to the Conversion Process; and

     B. WHEREAS, Licensee desires to enter into a non-exclusive limited license with Licensor to use Licensor Patent Rights and Licensor Technical Information in practicing the Conversion Process in Licensed Facilities in the Licensed Territory.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                 1.  DEFINITIONS
                                 ---------------

     The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof).

1.01 "AFFILIATE" means, with respect to each Party, any Person in which the Party or its parent company(ies) (one or more parent companies in an upward series) shall at the time in question directly or indirectly own a fifty percent (50%) or more interest in such Person. It is understood that: (i) a Party or its parent company(ies) directly owns a fifty percent (50%) or more interest in a Person if that Party or its parent company(ies) individually or collectively hold(s) shares carrying fifty percent (50%) or more of the voting power to elect directors or other managers of such Person and (ii) a Party or its parent company(ies) indirectly owns a fifty percent (50%) or more interest in a Person if a series of companies can be specified beginning with a Party or its parent company(ies), individually or collectively, and ending with such Person so related that each company of the series, except such Person, directly owns a fifty percent (50%) or more interest in a later company in the series.

1.02     "AGREEMENT"  means  this  Volume  License  Agreement.

1.03 "BARREL" means forty-two (42) gallons of two hundred thirty-one (231) cubic inches each, measured at sixty degrees Fahrenheit (60 F) and one (1) atmosphere pressure.

1.04 "CHAIN-LIMITING CATALYST" means a type of catalyst for use in a Fischer-Tropsch Reaction the primary products of which are predominately hydrocarbon molecules of twenty (20) or fewer carbon atoms which remain liquid at ambient temperature and pressure.

1.05 "CONFIDENTIAL INFORMATION" means information of Licensor or Licensee disclosed to the other Party under this Agreement, including any formula, pattern, compilation, program, apparatus, device, drawing, schematic, method, technique, know-how, process or pilot plant data, -and other non-public information such as business plans or other technology that: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, which information shall be disclosed in writing and labeled as "Confidential" or the equivalent, or if disclosed verbally or in other non-written form, identified as such at the time of disclosure and thereafter summarized in writing by the disclosing Party within thirty (30) days of such initial disclosure. Confidential Information includes, without limit, Licensor Catalyst Information, Licensor Technical Information, and Licensee Technical Information.

1.06 "CONFIDENTIALITY AGREEMENT" means the agreement between Licensee and Licensor dated February 7, 2000.

1.07 "CONVERSION PROCESS" means any process for the conversion of normally gaseous hydrocarbons into a mixture of hydrocarbons which may be a combination of normally gaseous, liquid, or solid hydrocarbons at ambient temperatures and pressures and comprised of (a) autothermal reforming of a feed stream consisting substantially of gaseous hydrocarbons in the presence of air, or oxygen-enriched air to create an intermediate feed stream containing carbon monoxide and molecular hydrogen, and (b) reacting the intermediate stream in the presence of a Fischer-Tropsch catalyst to produce a product stream consisting of any combination of gaseous, liquid or solid hydrocarbons at ambient temperature and pressure. The Conversion Process includes all associated internal processes and technologies such as heat integration, separation, or the recycle, use, or consumption of hydrocarbons or other products. The Conversion Process does not include any technology related to (i) pre-treatment of the natural gas feedstock or (ii) post-processing the Fischer-Tropsch product stream for a purpose other than that defined above.

1.08 "EFFECTIVE DATE" means the date set forth in the first paragraph of this Agreement.

1.09 "FISCHER-TROPSCH CATALYST" means any catalyst for use in a Fischer-Tropsch Reaction including, but not limited to, Chain Limiting Catalyst and High Alpha Catalyst.

1.10 "FISCHER-TROPSCH REACTION" means the catalytic reaction of carbon monoxide and hydrogen, the primary products of which are hydrocarbons.

1.11 "HIGH ALPHA CATALYST" means a type of Fischer-Tropsch Catalyst, whose alpha number, as calculated by the Schulz-Flory distribution equation, is
0.85  or  higher.
"INVENTIONS OR IMPROVEMENTS" means any process, formula, composition, device, catalyst (including both autothermal reforming catalysts and Fischer-Tropsch Catalysts), apparatus, technology, know-how, operating technique, improvement, modification, or enhancement relating to the use, operation, or commercialization of the Conversion Process and the products (including Synthetic Product) of the Conversion Process, which is discovered, made, designed, developed or acquired by Licensee, solely or with others, since the date of the Confidentiality Agreement, or used in a Licensed Plant, in each instance whether patentable or not, including, without limitation, patents, copyrights, and Confidential Information and further including the full scope and content of the intellectual and tangible property included therein and produced therefrom, e.g., drawings, prints, chemical formulae, prototypes, data, computer programs and software, and the like. Inventions or Improvements shall not include any information relating to methods of manufacturing catalysts for use in the Conversion Process.

1.12 "LICENSE FEE" means the fee paid by Licensee to Licensor, as consideration for granting a license pursuant to a Site License Agreement to use Licensor Technology at a Licensed Plant, as calculated in accordance with Attachment 3 of this Agreement, and does not include fees related to the purchase of the associated Process Design Package for such Licensed Plant, any catalyst or any catalyst markup.

1.13          "LICENSED  FACILITIES"  means  one  or  more  Licensed  Plants.

1.14 "LICENSED PLANT" means a plant (including modification, expansion or replacement thereof) licensed to operate pursuant to a Site License Agreement issued under the terms of this Agreement, at a site within the Licensed Territory with a design production capacity measured in Barrels of Synthetic Product per day, using or designed to use Licensor Technology to practice the Conversion Process to produce Marketable Products.

1.15 "LICENSED TERRITORY" means all the countries of the world and their respective territorial waters, e-xcept for the United States of America, Canada, Mexico, the People's Republic of China, India, and their respective territorial waters and any country and its territorial waters (i) that, from time to time, may be prohibited, or whose citizens (considered as a group) may be prohibited, by the United States government from receiving Licensor Technology or the products thereof or (ii) the inclusion of which in the definition of Licensed Territory is, or could in good faith be argued to be, prohibited by United States law, including, without limitation, United States Executive Orders and administrative orders, rules and regulations. Licensed Territory shall include territories or territorial waters which are the subject of official dispute between or among countries only if all countries claiming sovereignty, a sovereign right, or jurisdiction over such territories or territorial waters are otherwise included within the definition of such term.

1.16 "LICENSEE PATENT RIGHTS" means all rights with respect to patents and patent applications of all relevant countries to the extent that the claims cover features or aspects of Inventions or Improvements practiced in a Licensed Plant, in each case to the extent that, and subject to the terms and conditions under which, Licensee has the right to grant licenses, immunities or licensing rights without having to make payment to others.

1.17 "LICENSEE TECHNICAL INFORMATION" means all unpatented Inventions or Improvements practiced in a Licensed Plant, in each case to the extent that, and subject to the terms and conditions under which, Licensee has the right to grant licenses, immunities or licensing rights without having to make payment to others.

1.18 "LICENSOR CATALYST INFORMATION" means, without limit, information relating to any catalyst, catalyst formulation, conditioning procedure, start-up procedure, regeneration procedure, or performance considered to be proprietary by and to Licensor or acquired by Licensor which is useful in the practice of the Conversion Process and which has been used commercially or is ready for commercial use. Licensor Catalyst Information shall not include any information relating to methods for manufacturing catalysts for use in the Conversion Process.

1.19 "LICENSOR CATALYST PATENT RIGHTS" means all rights with respect to patents and patent applications of all relevant countries to the extent that the claims cover features or aspects of catalysts useable in the Conversion Process (including, without limitation, autothermal reforming catalysts and Fischer-Tropsch Catalysts) and expressly excluding any process operating techniques or apparatus or methods for manufacturing such catalysts, which are acquired by Licensor (with right to sublicense) or are based on inventions conceived by Licensor prior to termination of this Agreement; in each case to the extent that, and subject to the terms and conditions, including the obligation to account to and/or make payments to others, under which Licensor has the right to grant licenses, sublicenses, immunities or licensing rights.

1.20 "LICENSOR PATENT RIGHTS" means all rights with respect to patents and patent applications of all relevant countries to the extent that the claims cover features or aspects of the Conversion Process (including, without limitation, any operating techniques and apparatus and expressly excluding Licensor Catalyst Patent Rights) which are acquired by Licensor (with right to sublicense) or are based on inventions conceived by Licensor prior to termination of this Agreement; in each case to the extent that, and subject to the terms and conditions, including the obligation to account to and/or make payments to others, under which Licensor has the right to grant licenses, sublicenses, immunities or licensing rights.

1.21 "LICENSOR TECHNICAL INFORMATION" means all unpatented information relating to the Conversion Process (including, without limitation, operating techniques and apparatus for carrying out the Conversion Process and expressly excluding Licensor Catalyst Information and Reactor Information) which (a) either (i) has been commercially used or (ii) is in a stage of development suitable for commercial use, and (b) has been made or acquired by Licensor (with right to sublicense) prior to the termination of this Agreement; in each case to the extent that, and subject to, the terms and conditions, including the obligation to account to and/or make payments to others, under which Licensor has the right to disclose and grant rights to others.

1.22 "LICENSOR TECHNOLOGY" includes Licensor Technical Information and Licensor Patent Rights related to the practice of the Conversion Process and Licensor Catalyst Information and Licensor Catalyst Patent Rights related to the use of Licensor catalysts in the practice of the Conversion Process but expressly excluding the right to make, have made, or sell Licensor Catalysts.

1.23 "LUBRICANTS" means hydrocarbon base oils which can be made into, or blended with other base oils to be made into, without limit (a) automotive lubricating oils such as PCMO, HDD, transmission and hydraulic fluids, and gear oils; (b) industrial lubricants such as metalworking lubricants, process oils, white oils, agricultural spray oils, de-foamers, cutting and quenching oils, and rubber processing oils; (c) greases; (d) drilling fluids; or (e) any other specialty product agreed to by the Parties which is not a Marketable Product.

1.24 "MARKETABLE PRODUCTS" means finished hydrocarbon fuels, hydrocarbons consumed as fuel, or fuel blending stocks including, but not limited to, diesel, kerosene, gasoline, and naphtha processed from Synthetic
Product and expressly excluding waxes, chemicals, Lubricants, or any other specialty hydrocarbon products and subject to the express condition that Marketable Products shall be produced from Synthetic Product at the Licensed Plant or produced from Synthetic Product at a separate facility operated by the Licensee, its Affiliates, or third Persons who are contractually committed to Licensee or its Affiliate to produce only Marketable Products from such Synthetic Product. Notwithstanding the foregoing, Marketable Products shall be deemed to include any products:

(a) produced at any location by any Person from a blended stream of Synthetic Product and at least 15 % by volume of produced crude oil or condensate, in which the Synthetic Product, before any blending,
(i) remains a liquid at sixty degrees Fahrenheit (60 F) and one (1) atmosphere pressure or,
(ii) has a chemical composition consisting of molecules having at least 85 % by volume of which contain no more than 20 carbon atoms each and no more than 1 % by volume of which contains more than 40 carbon atoms each; or

(b) produced at any location by any Person from a blended stream of Synthetic Product and at least 40 % by volume produced crude oil or condensate such that after blending the mixture is a transportable liquid, expressly excluding slurries; or

(c) produced by blending individual fractions distilled from Synthetic Product with at least 50 % by volume of like distilled fractions from produced crude oil or condensate, in which each distilled fraction from Synthetic Product, before any blending, has a chemical composition consisting of molecules having at least 85 % by volume of which contain no more than 20 carbon atoms each and no more than 1 % by volume of which contains more than 40 carbon atoms each, wherein the blending is performed at any location by the Licensee, its Affiliates, or third Persons who are contractually committed to Licensee or its Affiliate to produce only Marketable Products from such Synthetic Product.

1.25 Notwithstanding the above language in this Section 1.25 hydrocarbons consumed as fuel by Licensee or its Affiliates at locations which satisfy the conditions of this Section 1.25 are Marketable Products, regardless of whether or not they happen to be waxes, chemicals, Lubricants, or any other specialty hydrocarbon products.

1.26 "PARTICIPATING INTEREST" means a Person's working, net profits, equity, or other economic interest (an economic interest shall include an interest in a production sharing contract where the parties to such contract construct the Licensed Plant), owned directly or indirectly through another entity, in a Licensed Plant or Person owning or controlling a Licensed Plant, but excluding a contract for operation of such Licensed Plant, which interest, in the case of Licensee, shall at all times be no less than ten percent (10%).

1.27          "PARTIES"  means  Licensor  and  Licensee.

1.28          "PARTY"  means  Licensor  or  Licensee.

1.29 "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, other than the Parties.

1.30 "PROCESS DESIGN PACKAGE" means a compilation of text, figures, drawings and documentation, relating to the design and construction of a Licensed Plant, in the form set forth in Exhibit B to the Site License Agreement, which may be modified from time to time by mutual consent of the Parties, and expressly excluding Reactor Information.

1.31 "REACTOR INFORMATION" means all information, including but not limited to data, processes, plans, specifications, flow sheets, designs, and drawings, relating to the internal design or functions including, without limitation, tube count, tube size and configuration and catalyst volume, relating to any Licensor autothermal reformer or Fischer-Tropsch reactors, which, at any time during the term of this Agreement, Licensor discloses to Licensee.

1.32 "REACTOR VENDOR" shall mean those fabricators approved by Licensor to perform the fabrication and/or maintenance and repair of autothermal reformer or Fischer-Tropsch reactors for installation and use in Licensed Facilities. Licensor may, from time to time, add or remove any vendor from being a Reactor Vendor.

1.33 "SITE LICENSE AGREEMENT" means an agreement between the Parties, in the form attached to this Agreement as Attachment 4 and which may be modified from time to time by mutual written consent of the Parties, granting the right to build and operate a single Licensed Plant, specifying in each case the fixed site and the nominal design capacity, in Barrels of Synthetic Product produced per day.

1.34 "START-UP DATE" means the first full calendar day following a five day period, after completion of catalyst pre-treatment and other preliminary operations, during which the applicable Licensed Plant produces quantities of Synthetic Product in an amount equal to at least 75% of the per-day design production capacity of such Licensed Plant averaged over such five day period.

1.35 "SYNTHETIC PRODUCT" means those hydrocarbons, having a chemical composition substantially consisting of molecules with five or more carbon atoms each, produced using Licensor Technology in the practice of the Conversion Process at a Licensed Plant.

                         2.  LICENSOR GRANTS TO LICENSEE
                         -------------------------------

2.01 Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 2.06 and Article 8) right and license to use Licensor Patent Rights and Licensor Technical Information to design, construct, operate and maintain (including modify, expand and replace) Licensed Facilities under a separate Site License Agreement for each Licensed Plant, to practice the Conversion Process to manufacture Synthetic Product solely for the purpose of producing, using, and selling Marketable Products anywhere in the world, provided that the aggregate maximum daily design capacity of the Licensed Facilities, as defined in the Process Design Packages for all Licensed Plants which comprise the Licensed Facilities, shall not exceed 50,000 barrels per day of Synthetic Product, regardless of Licensee's specific Participating Interest in any particular Licensed Plant.

2.02 Subject to the terms and conditions of this Agreement, Licensor grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 2.06 and Article 8) right to purchase from Reactor Vendors the appropriate Fischer-Tropsch and autothermal reforming reactors for use in the practice of the Conversion Process at a Licensed Plant. Licensee shall have no right to make, have made, or sell any reactor based on Reactor Information except as expressly provided in this Section 2.02.

2.03 Subject to the terms and conditions of this Agreement, Licensor grants to Licensee (a) the right to purchase from Licensor the appropriate Fischer-Tropsch Catalyst and, from either Licensor or a catalyst vendor designated by Licensor, the appropriate autothermal reforming catalyst for use in the practice of the Conversion Process at a Licensed Plant to manufacture Synthetic Product solely for the purpose of producing, using, and selling Marketable Products anywhere in the world and (b) a limited non-exclusive, non-transferable (except as provided in Section 2.06 and Article 8) right and license under Licensor Catalyst Patent Rights and Licensor Catalyst Information to use such catalysts in the practice of the Conversion Process at a Licensed Plant to manufacture Synthetic Product solely for the purpose of producing, using, and selling Marketable Products anywhere in the world. The purchase price for any catalyst purchased by Licensee from Licensor shall be equal to the lowest of (a) Licensor's cost to produce or have produced such catalysts, plus a markup of twenty five percent (25%), or (b) if, during the twelve (12) month period prior to a catalyst purchase by Licensee, the same catalyst (at comparable quantities) was sold by Licensor to a third party at a markup less than twenty five percent (25%), Licensee shall be entitled to the lower markup for its current catalyst purchase. Licensor will, no more than once per year, provide Licensee reasonable access to the relevant books of Licensor to verify the lowest markup for such catalyst. Licensee shall have no rights to make, have made, or sell any Licensor Fischer-Tropsch Catalyst or autothermal reforming catalyst, which is proprietary to Licensor. Beyond the initial catalyst fill, for a Licensed Plant, Licensee will have the right to buy replacement catalyst from other catalyst suppliers. If Licensor specifies in the Process Design Package an autothermal reforming catalyst commercially available from a third party, Licensee shall have the right to purchase such catalyst directly from a third party.

2.04 In the event Licensor for any reason is unable to supply Licensee with such amounts of Fischer-Tropsch Catalyst as may be reasonably necessary for the operation of a specific Licensed Plant, Licensor shall provide to one or more catalyst vendors designated by Licensor the necessary catalyst recipe, together with a non-exclusive limited license to make and sell such Fischer-Tropsch Catalyst to Licensee for use in such Licensed Plant, and Licensee shall have the right to purchase such Fischer-Tropsch Catalyst from such vendor for use in such Licensed Plant on the same terms (including price) as set forth in Section 2.03.

2.05 Upon Licensee's written request, Licensor will execute a Site License Agreement with respect to a specific proposed Licensed Plant if:
(a) Licensee has a Participating Interest of at least ten percent (10%) in the proposed Licensed Plant as represented in a Request for Site License Agreement (Attachment 1);
(b) Licensee is current on all payments due under prior Site License Agreements for all Licensed Facilities under this Agreement in accordance with their respective terms;
(c) there is not a material default under this Agreement for which Licensee is responsible resulting from or affecting more than one Licensed Plant; and
(d) no Person having a Participating Interest in the proposed Licensed Plant is in material default under any agreement relating to Licensor Technology.

Until such time as the above conditions are satisfied, Licensee shall have no right or license to use Licensor Technology at the proposed Licensed Plant.

2.06 During the term of this Agreement, Licensee may extend this Agreement to any Affiliate, provided that Licensee shall first notify Licensor in writing of any such extension and the acceptance of such extension by such Affiliate pursuant to this Section 2.06. The Affiliate to which this Agreement may be extended by Licensee shall be subject to and shall accept in writing (in the form set forth in Attachment 2) the same obligations to which Licensee is subjected under this Agreement and all terms and conditions of this Agreement shall apply to such Affiliate with respect to its obligations and its rights (except the right of extension as set forth in this Section 2.06) as if such Affiliate had entered into this Agreement with Licensor effective as of the date of such extension. Licensee warrants to Licensor the full performance by such Affiliate of the obligations which are imposed upon such Affiliate as a result of such extension of this Agreement and, notwithstanding any such extension, Licensee shall still be liable to Licensor for all sums which become due from such Affiliate to Licensor and for any default by such Affiliate in the performance of its obligations under this Agreement.

2.07 Each Licensed Plant shall remain at the initial plant site for a minimum of seven (7) years from Start-Up Date. Thereafter, Licensee may relocate a Licensed Plant to a new plant site within the Licensed Territory without obtaining a new Site License Agreement provided (i) request is made by Licensee to Licensor in the form of Exhibit G of the Site License Agreement in which Licensee agrees that the Licensed Plant will remain at the new site for minimum of seven (7) years and (ii) the Licensee is not in default under the Site License Agreement for the Licensed Plant. Notwithstanding the foregoing, Licensed Plants utilizing gas from leases, concessions, or similar production sharing arrangements in which Licensee or its Affiliates own at least a ten percent (10%) working, net profits, equity, or other economic interest (excluding any interest owned by a governmental entity) may, at any time, be relocated within the geographic boundaries of any such leases, concessions, or similar production sharing arrangements. Nothing in this Agreement shall prohibit Licensee or its Affiliates from purchasing gas from other parties to manufacture Synthetic Product at any Licensed Plant pursuant to this Agreement.


                            3.  TECHNICAL ASSISTANCE
                            ------------------------

3.01 Licensee shall purchase and Licensor agrees to furnish to Licensee, or to a contractor designated by Licensee, a Process Design Package for each Licensed Plant according to the terms specified in Section 5.03 of this Agreement.

3.02 Reactor Information necessary for each Licensed Plant shall be excluded from the Process Design Package. However, those elements of Reactor Information which are necessary to fabricate such reactors will be provided by Licensor directly to the Reactor Vendors selected by Licensee to manufacture the autothermal reformer and Fischer-Tropsch reactors from Licensor's then current list of Reactor Vendors. Licensor may, from time to time, add or remove any Reactor Vendor.

3.03 Except as may be set forth in a Process Design Package, the obligations of Licensor under this Agreement do not include the performing of any basic or detailed design, engineering, training, consulting, start-up, operating or maintenance services with respect to any Licensed Plant. Licensor's responsibilities for any such services in the design, construction and operation (including maintenance) of any Licensed Plant shall be as set forth in one or more separate written engineering services agreement(s) (if any) between Licensor and Licensee specifically applicable to each Licensed Plant.

3.04 Licensor agrees to disclose to Licensee, upon reasonable request but at least once a year, (a) additions to Licensor Technology and (b) improvements or inventions developed by Licensor or its Affiliates relating to Licensor Technology which have been commercially used or which Licensor determines are in a stage of development suitable for commercial use. Licensor shall permit
Licensee to reasonably inspect, at mutually convenient times, the operating procedures, process conditions, material balances, energy consumption, catalyst performance, and analyses of internal streams and/or Synthetic Product at Licensor's pilot plant which are applicable to such improvements or inventions.

3.05 Licensee shall provide Licensor 90 days advance written notice of the anticipated Start-up Date for each Licensed Plant. Licensee agrees to permit Licensor and/or its representatives access to Licensee's Licensed Plants at reasonable and convenient times, for inspection and if requested by Licensee, training, by representatives of Licensor. Licensor shall have the right to charge Licensee a reasonable fee for any training as may be agreed with the Licensee on a case by case basis.

                         4. LICENSEE GRANTS TO LICENSOR
                         ------------------------------

4.01 Licensor may, no more than one (1) time per year, request and Licensee agrees to disclose to Licensor in writing any Inventions or Improvements related to the Conversion Process.

4.02 Subject to the terms and conditions of this Agreement, Licensee grants to Licensor a limited, non-exclusive, irrevocable, royalty free, worldwide (i) right and license under Licensee Patent Rights and (ii) right and license to use Licensee Technical Information for the design, construction, operation and maintenance (including modify, expand and replace) of facilities practicing the Conversion Process, together with the right to grant corresponding sublicenses of the Licensee Patent Rights and Licensee Technical Information to other licensees of Licensor Technology for use at a licensed plant practicing the Conversion Process, provided that any such licensee to whom a sublicense is to be granted shall have granted reciprocal rights to Licensor to use and grant sublicenses under such licensee's patent rights and technical information for the benefit of Licensee. Licensee shall have the right to charge Licensor a reasonable fee for any training with respect to Licensee Patent Rights and Licensee Technical Information as may be agreed with the Licensor on a case by case basis.

4.03 Should Licensee, during the term of this Agreement, make any patentable Inventions or Improvements, Licensee may, at its sole discretion, file patent applications with respect to such Inventions or Improvements in its own name and at its own expense, and take such other steps as are necessary, in the sole judgment of Licensee, to protect its rights in such Inventions or Improvements. In the event Licensee declines to file any patent application with respect to any Inventions or Improvements, it shall promptly notify Licensor in a timely manner to allow Licensor, at its sole discretion, to file such patent application at its sole expense, and to take such other steps as are necessary, in its judgment, to protect the Parties' rights in such Inventions or Improvements, subject to Licensee's obligation to account to third parties therefore and provided that title to such Inventions or Improvements shall remain in Licensee.

4.04 Licensor and Licensee each agree that they will take all actions and execute all documents and shall cause their employees, agents and contractors to take all actions and execute all documents as are necessary or appropriate to carry out the provisions of this Article 4 or to assist each other in the preparation, filing and prosecution of patent applications or securing such protection referenced in this Article 4 when so requested.

4.05 Licensee shall permit Licensor and/or its representatives to reasonably inspect, at mutually convenient times, the operating procedures, process conditions, material balances, energy consumption, catalyst performance, and analyses of internal streams and/or Synthetic Product which are applicable to Licensee's Inventions or Improvements at any Licensed Plant incorporating such Inventions or Improvements.

4.06 Licensee agrees to provide, from time to time and upon request by Licensor, samples of Marketable Products as they are produced by any of Licensee's Licensed Plants to verify compliance with this Agreement. Licensor agrees to limit its analysis of samples of Marketable Products to those analyses necessary to determine compliance with the definition of Marketable Products.

                           5.  LICENSE AND OTHER FEES
                           --------------------------

5.01 In consideration for the rights granted to Licensee by Licensor under this Agreement, Licensee shall pay Licensor a non-refundable amount of $________ U.S. dollars upon execution of this Agreement. This amount shall be fully credited against the first $_________ U.S. dollars in License Fees payable by Licensee to Licensor as provided in Attachment 3.

5.02 Licensee agrees to pay fees to Licensor in accordance with Attachment 3 for each Licensed Plant.

5.03 In addition to the amounts to be paid by Licensee to Licensor under Sections 5.01 and 5.02, Licensee agrees to pay Licensor for each Process Design Package, a fee equal to the costs actually incurred by Licensor in preparing the Process Design Package, plus 10% of the total of such actual cost. Such fee shall be invoiced by Licensor to Licensee after delivery of a Process Design Package and payment shall be due within 30 days from receipt of invoice by Licensee.

5.04 All amounts payable under this Agreement shall be paid by Licensee to Licensor at Licensor's address specified in Section 10.07, or to an account at a bank specified by Licensor, in dollars of the United States of America.

5.05 In the event Licensee is required to withhold any taxes from amounts payable to Licensor under this Agreement, Licensee agrees to provide Licensor at the time of such withholding with a receipt or other evidence reflecting the deposit of such taxes with the appropriate governmental agency.


                         6.  WARRANTIES AND INDEMNITIES
                         ------------------------------

6.01 Licensor represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, United States of America, and has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and all documents relating hereto by Licensor have been duly and validly authorized by all requisite corporation action and constitute valid and binding obligations of Licensor enforceable in accordance with their respective terms.

6.02 Licensee represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the province of Yukon, Canada, and has full power and authority to enter into and perform its obligations under this Agreement including the right to grant the rights and licenses as set forth in Article 4. The execution, delivery and performance of this Agreement and all documents relating hereto by Licensee have been duly and validly authorized by all requisite corporate action and constitute valid and binding obligations of Licensee enforceable in accordance with their respective terms.

6.03 Except as otherwise expressly set forth in this Agreement or other written agreement between the Parties, LICENSOR MAKES NO AND HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS OF ANY KIND, INCLUDING ANY WARRENTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND TO LICENSEE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION WITH RESPECT TO USE OF LICENSOR TECHNOLOGY AS AUTHORIZED HEREUNDER.

6.04 EXCEPT FOR UNAUTHORIZED DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION OR UNAUTHORIZED USE OF PATENT RIGHTS UNDER THIS AGREEMENT, IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR SAVINGS, REGARDLESS OF THE FORM OF ACTION GIVING RISE TO SUCH A CLAIM FOR SUCH DAMAGES, WHETHER IN CONTRACT OR TORT INCLUDING NEGLIGENCE, EVEN IF LICENSOR OR LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. BUT IF A PARTY IS FOUND LIABLE, DESPITE THE ABOVE LANGUAGE, TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR EXEMPLARY DAMAGES THEN THE MAXIMUM LIMIT OF SUCH DAMAGES IS AGREED TO BE $5,000.

6.05 A Party will promptly advise the other Party in writing of any claim made or lawsuit alleging infringement of any patent or copyright or misappropriation of Confidential Information based on the design, construction and/or operation of Licensed Facilities (including Synthetic Product or Marketable Products produced from Licensed Facilities).

     (a) If Licensee has made a modification to the Process Design Package, with respect to a Licensed Plant, and infringement or misappropriation by such Licensed Plant would not exist in the absence of Licensee's modification, Licensee will be solely responsible for any claim or lawsuit. Licensee will (i) promptly undertake at its own expense the defense of the claim or lawsuit, and
(ii) hold Licensor, its Affiliates, and their officers, directors, and employees harmless from any liability, damages and other sums that may be assessed in or become payable under any decree or judgment by any court or other tribunal which results from such claim or lawsuit and from any attorneys fees, costs of litigation and other reasonable out of pocket expenses incurred in the defense of such claim or lawsuit.

     (b) If the design, construction and/or operation of a Licensed Plant which is the basis for alleged infringement or misappropriation, is in accordance with the designs, specifications and operating conditions (including, but not limited to, catalysts) embodied in the Process Design Package for such Licensed Plant, Licensor will (i) promptly undertake at its own expense the defense of the claim or lawsuit, and (ii) hold Licensee, its Affiliates, and their officers, directors, and employees harmless from any liability, damages and other sums that may be assessed in or become payable under any decree or judgment by any court or other tribunal which results from such claim or lawsuit and from any attorneys fees, costs of litigation and other reasonable out of pocket expenses incurred in the defense of such claim or lawsuit.

     (c) A Party will render all reasonable assistance that may be required by the other Party in the defense of claim or lawsuit alleging infringement or misappropriation and such Party shall have the right to be represented therein by advisory counsel of its selection and at its expense.

     (d) In the event a court or other tribunal finds that infringement and/or misappropriation has occurred not as a result of Licensee's modifications, Licensor shall have the option, at its sole expense, to either (i) provide designs, specifications and/or operating conditions (including, but not limited to, catalysts) and make modifications to the Licensed Plant which avoid such infringement and/or misappropriation without degrading the economics or performance of the Licensed Facilities, or (ii) acquire the right to continue using the design, construction and operating conditions (including, but not limited to, catalysts), which were the subject of such infringement and/or misappropriation.

     (e) Except as provided in (d) above, a Party shall not settle or compromise any claim or lawsuit alleging infringement or misappropriation without the written consent of the other Party if such settlement or compromise obligates the other Party to make any payment or part with any property, to assume any obligation or grant any licenses or other rights, or to be subject to any injunction by reason of such settlement or compromise.

6.06 Licensor agrees to indemnify and hold harmless Licensee, its Affiliates, and their officers, directors, and employees from and against the full amount of any and all claims, demands, actions, damages, losses, costs, expenses, or liability whatsoever (including without limitation the costs of litigation, including reasonable attorneys' fees), for patent infringement, property (real and personal) damage, personal injury or death, fines, or penalties arising in whole or in part out of the use of Licensee Patent Rights and Licensee Technical Information in a plant operated by Licensor or Person under license from Licensor.

6.07 Licensor agrees to indemnify and hold harmless Licensee, its Affiliates, their officers, directors, and employees from and against the full amount of any and all claims, demands, actions, damages, losses, costs, expenses, or liability whatsoever (including without limitation the costs of litigation, including reasonable attorneys' fees), for property (real and personal) damage, personal injury or death, fines, or penalties arising in whole or in part out of acts or omissions in the preparation and content (including design, engineering, and specifications) of the Process Design Package for the Licensed Facilities.

6.08 Licensee agrees to indemnify and hold harmless Licensor, its Affiliates, their officers, directors, and employees from and against the full amount of any and all claims, demands, actions, damages, losses, costs, expenses, or liability whatsoever (including without limitation the costs of litigation, including reasonable attorneys' fees), for property (real and personal) damage, personal injury or death, fines, or penalties arising in whole or in part out of acts or omissions outside the scope of or any modification to the content (including design, engineering, and specifications) of the Process Design Package for the Licensed Facilities.

6.09 Licensor's total obligation and liability to indemnify and hold Licensee harmless for any and all claims (i) under this Article 6, including but not limited to all expenses incurred by Licensor in assuming Licensee's defense, making modifications to the Licensed Plant and for paying any judgments or settlements on Licensee's behalf, or for any other reason contemplated by this
Article 6, (ii) for failure to meet any process guarantees that may have been provided under a separate agreement, or (iii) for any other indemnification made by Licensor pursuant to this Agreement, shall in no event exceed 50% of the total License Fees received from the Licensee for any Licensed Plant that is subject to the above claims.

6.10 Licensee's total obligation and liability to indemnify and hold Licensor harmless for any and all claims (i) under this Article 6 including but not limited to all expenses incurred by Licensee in assuming Licensor's defense and for paying any judgments or settlements on Licensor's behalf, or for any other reason contemplated by this Article 6, or (ii) for any other indemnification made by Licensee pursuant to this Agreement, shall in no event exceed 50% of the total License Fees received by Licensor from Licensee for any Licensed Plant that is subject to the above claims.

                       7.  CONFIDENTIALITY AND LIMITATIONS
                       -----------------------------------

7.01 Licensee agrees that any Confidential Information disclosed by Licensor or an Affiliate directly or indirectly to Licensee during the period from the date of Licensee's execution of the Confidentiality Agreement through the term of this Agreement, will be kept confidential by Licensee for a period of fifteen
(15) years after the date of each disclosure, but not to exceed five (5) years after the termination of this Agreement or fifteen (15) years from the Effective Date, whichever last occurs, with the same standard of care Licensee uses to protect its own similar confidential information and, except as otherwise provided in this Agreement, will not be disclosed to others or copied or duplicated (except for internal use), and will be used by Licensee solely as it relates to this Agreement, and for no other purpose, including Licensee's research, development or commercial activities related to the Conversion Process for its own account. Licensee may disclose such Confidential Information to third parties who have executed a secrecy agreement with Licensor with confidentiality terms no less restrictive than those set forth in this Section

7.01. To the extent reasonably necessary to carry out the purposes of this Agreement, Licensee may disclose any of the foregoing information to an Affiliate, provided that the Affiliate has agreed in writing to be bound by this Agreement.

7.02 Licensor agrees that any Confidential Information disclosed by Licensee or an Affiliate directly or indirectly to Licensor during the term of this Agreement will be kept confidential by Licensor for a period of fifteen (15) years after the date of each disclosure, but not to exceed five (5) years after the termination of this Agreement or fifteen (15) years from the Effective Date, whichever last occurs, with the same standard of care Licensor uses to protect its own similar confidential information, and except as otherwise provided in this Agreement will not be disclosed to others or copied or duplicated, and will be used by Licensor solely in the development, marketing and licensing of the Conversion Process, and for no other purpose. Licensor may disclose such Confidential Information to third parties who have executed a secrecy agreement with confidentiality terms similar to the confidentiality provisions of this Agreement. To the extent reasonably necessary to carry out the purposes of this Agreement, Licensor may disclose any of the foregoing information to an Affiliate, provided that the Affiliate has agreed in writing to be bound by the relevant provisions of this Agreement.

7.03     A  Party shall not be subject to the restrictions set forth in Sections
7.01 and 7.02 as to the disclosure, duplication or use of disclosed Confidential Information, which the receiving Party can prove by competent evidence (a) was already known to the receiving Party or an Affiliate prior to the disclosure thereof by the disclosing Party; (b) is or becomes part of the public knowledge or literature without breach of this Agreement by the receiving Party but only after it becomes part of the public knowledge or literature; (c) shall otherwise lawfully become available to the receiving Party or an Affiliate from a third party but only after it becomes so available and provided the third party is not under obligation of confidentiality to disclosing Party; or (d) is developed by the receiving Party or an Affiliate independently of any disclosure by the disclosing Party to the receiving Party or an Affiliate under this Agreement or independently of any joint research and development activities of Licensee and Licensor which may occur under a separate agreement. Any Confidential Information disclosed shall not be deemed to fall within the confidentiality exceptions of this Section 7.03 merely because it is embraced by more general information. In any such case set forth in Section 7.03(a), (b), (c), and (d), the receiving Party shall keep confidential and not disclose to any third party that any such information was also made available to or acquired by the receiving Party or an Affiliate from the disclosing Party, and such release from the secrecy obligation shall not be considered as a license to make, sell, use or operate under any of the disclosing Party's proprietary rights.

7.04 The receiving Party shall limit access to the Confidential Information disclosed to it to those employees of the receiving Party or an Affiliate who reasonably require the same and who are under a legal obligation of confidentiality on the terms set forth in Section 7.01 and Section 7.03. The receiving Party shall be responsible to the disclosing Party for the performance by its employees of their confidentiality obligations. The receiving Party shall keep a record of any Confidential Information marked "Limited Access" and the identity of each employee who has access to Confidential Information so marked. The receiving Party shall inform the other Party of the identity of each such employee within 30 days of disclosure.

7.05     In  the  event  that  a  Party  which  is  recipient  of  Confidential
Information from the other Party is requested or required by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process to disclose any such Confidential Information, the receiving Party shall provide the disclosing Party with prompt written notice of such request or requirement prior to making the requested disclosure, and shall cooperate with the disclosing Party so that the disclosing Party may seek a protective order or other appropriate remedy or, if the disclosing Party so elects, waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, the receiving Party may disclose only that portion of the Confidential Information which the disclosing Party is advised by counsel is legally required to be disclosed.

7.06 The Parties agree that they will each take all actions and execute all documents, and shall cause their employees, agents and contractors to take all actions and execute all documents as are necessary or appropriate to carry out the provisions of this Article 7 or to assist each other in securing protection of intellectual property and Confidential Information referenced in this Article 7.

7.07 With respect to any catalyst furnished by Licensor to Licensee for use by Licensee at the Licensed Facilities, Licensee will not, and Licensee will not allow any other person to, analyze, break down, reverse engineer or otherwise seek to determine the chemical composition, except for loss on ignition and bulk density, of any such catalyst, except that Licensee shall be entitled to (a) perform analyses that Licensor may from time to time specifically authorize in writing, to the extent required for monitoring the performance of the Licensed Facilities and for regeneration, reclamation or disposal of spent catalysts, such authorization not to be unreasonably withheld, and (b) provide results of the aforementioned analyses to other parties to the extent required for regeneration, reclamation or disposal of spent catalysts, but only after such other parties have entered into an agreement with Licensor in a form attached hereto as Exhibit E of the attached Site License Agreement. Licensor will be provided with a copy of all such analyses which has been approved in writing prior to release to other parties.

                          8.  ASSIGNMENT AND TRANSFERS
                          ----------------------------

8.01 Except for assignment to an Affiliate or the successor in interest, by purchase or otherwise, of Licensee (but specifically excluding Exxon Corporation, Royal Dutch Shell, Sasol Limited or any entity in which they have an equity interest), which may be made without written consent of Licensor, this Agreement shall not be assignable by Licensee without the prior written consent of the Licensor, which consent will not be unreasonably withheld. Licensee will promptly notify Licensor in writing of any assignment to an Affiliate, or such successor in interest. Except for assignment to an Affiliate, or such successor in interest, any attempted assignment of this Agreement by Licensee without consent of Licensor shall be void.

8.02     In  the  event  of  the  transfer  of  all  or  a portion of Licensee's
Participating Interest in any Licensed Plant to another Person other than an Affiliate, Licensee shall obtain such Person's unconditional execution of the Site License Transfer Letter set forth in Exhibit F of the Site License Agreement, and submit such Letter to Licensor, whereupon if Licensor gives its written consent, such consent not to be unreasonably withheld, then such Person to whom such Site License Agreement shall have been transferred shall be substituted for Licensee for all purposes in connection with such Licensed Plant. Licensor's refusal to consent may be justified by Licensor's reasonable concern that assignee will not comply with the terms of this Agreement. A transfer of Licensee's Participating Interest does not relieve Licensee of its confidentiality obligations under this Agreement with respect to Confidential Information associated with such transferred Participating Interest.

                            9.  TERM AND TERMINATION
                            ------------------------

9.01 This Agreement shall extend for a period of fifteen (15) years following the Effective Date, or five (5) years following the effective date of the last Site License Agreement issued under this Agreement, whichever last occurs.

9.02 Upon the written notice from Licensor to Licensee of any material default under this Agreement (including any material default under a Site
License Agreement), other than as noted in Section 2.05 (c), all rights of Licensee under Section 2.05 of this Agreement, shall be suspended until such default is cured by Licensee. Licensee's or an Affiliate's right to operate any Licensed Plant which is in compliance with its Site License Agreement shall not be affected by either a default under this Agreement or a default under another Site License Agreement for another Licensed Plant. If a material default under this Agreement shall continue for a period of one year following written notice of such default to Licensee from Licensor without being cured by Licensee, then Licensor shall have the right to (a) suspend all rights of Licensee under this Agreement, or (b) terminate this Agreement upon written notice to Licensee. The actions by Licensor under this Section 9.02 shall not prejudice Licensor from enforcing any claim which it may have for damages or otherwise on account of the default.

9.03     Termination  of  this  Agreement  shall  not:
(a) relieve Licensee of its obligations to account for and pay all amounts due Licensor under this Agreement and all Site License Agreements executed by Licensee under this Agreement;
(b) affect any rights granted Licensee under Site License Agreements in effect on the date of termination;
(c)     affect  any  rights  granted  under  Article  4 with respect to Licensee
Patent Rights and Licensee Technical Information, which shall survive termination in accordance with its terms; or
(d) affect the obligations of Licensor and Licensee under Articles 6 and 7 and Sections 8.02 and 10.02, which shall survive termination in accordance with their terms.

9.04 No Party to this Agreement shall be in default in performing its obligations under this Agreement to the extent that performing such obligations, or any of them, is delayed or prevented by revolution, civil unrest, strike, labor disturbances, epidemic, accident, fire, lightening, flood, storm, earthquake, explosion, blockage or embargo, or any law, proclamation, regulation or ordinance, or any other cause that is beyond the control and without the fault or negligence of the Party asserting the benefit of this Section 9.04. Each Party shall do all things reasonably possible to remove the cause of such default.

9.05 Licensee shall have the right to terminate this Agreement in its sole discretion, with or without cause, upon the delivery of written notice of termination to Licensor no less than 90 days prior to the date of such termination.

                               10.  MISCELLANEOUS
                               ------------------

10.01 This Agreement embodies the entire intent of the Parties and merges all prior oral and written agreements between the Parties hereto with respect to subject matter hereof. No stipulation, agreement, representation or understanding of the Parties hereto shall be valid or enforceable unless contained in this Agreement or in a subsequent written agreement signed by the Parties hereto. In the event of a conflict between this Agreement and a Site License Agreement executed pursuant to this Agreement, this Agreement will govern.

10.02 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. The Parties expressly and irrevocably consent and submit to the jurisdiction of any federal court sitting in the state of Oklahoma and agree that, to the fullest extent allowed by law, only such Oklahoma federal courts, to the exclusion of all others, shall have jurisdiction over any action, suit or proceeding arising out of or relating to this Agreement. Provided, however, that in the event that no federal court in the State of Oklahoma has jurisdiction over the Parties and the subject matter of any action, suit, or proceeding, the Parties expressly and irrevocably consent and submit to the jurisdiction of any state court sitting in the state of Oklahoma and agree that, to the fullest extent allowed by law, only such Oklahoma state courts, to the exclusion of all others, shall have jurisdiction over any such action, suit or proceeding arising out of or relating to this Agreement. The Parties each irrevocably waive, to the fullest extent allowed by law, any objection either of them may have to the laying of venue of any such suit, action or proceeding brought in any state or federal court sitting in, the state of Oklahoma based upon a claim that such court is inconvenient or otherwise an objectionable forum. Any process in any action, suit or proceeding arising out of or relating to this Agreement may, among other methods, be served upon any Party by delivering it or mailing it to their respective addresses set forth herein. Any such delivery or mail service shall be deemed to have the same force and effect as personal service in the State of Oklahoma.

10.03 This Agreement does not grant and shall not be construed as granting any license, authorization or consent, to either Party by the other Party hereto, to use any name, trademark, service mark or slogan of the other Party. A Party shall not use the other Party's name without written consent, except for the identification of the other Party as a Licensee or Licensor of Licensor Technology. The terms of this Agreement will be maintained in confidence by each Party subject to the same standard of care each Party uses to protect its confidential information, except as required by law. A press release which includes the name of the other Party must have prior written approval of the other Party, except as required by law.

10.04 Failure of either Licensor or Licensee at any time or from time to time to exercise any of its rights under this Agreement or to insist upon strict performance of the other Party's obligations hereunder shall not be deemed a waiver of or to limit any of such rights or obligations with respect to such rights or obligations or any subsequent occurrence.

10.05 Licensee may publish the existence of this Agreement but agrees not to disclose, without the written consent of the Licensor, any of the terms of this Agreement or any portion thereof, or any amendment concerning the same, except to Persons directly involved with design, financing, construction, or operation of a Licensed Plant on a need-to-know basis or as required by law.

10.06 Licensee agrees that all Licensor information, technology, patents, and the product produced directly by the use thereof, when used outside the United States of America, shall be used by Licensee subject to and in accordance with regulations of any department or agency of the United States of America and Licensee shall not re-export or transship or agree to re-export or transship any such Licensor information, technology, patents, and the product produced directly by the use thereof to any destination prohibited by United States law including, without limitation, United States executive orders and administrative orders, rules, and regulations or to any destination requiring the approval of the United States government for such re-exportation or transshipment until a request to do so has been submitted to and approved by the United States government and notice of such approval has been provided to Licensor. Licensee shall not (i) enter into a transaction or dealing, including, without limitation, re-exporting the Licensed Technology, or causing, financing, guaranteeing, authorizing or facilitating an action to enter into a transaction or dealing, that might reasonably be considered a violation of United States law by either Licensor or Licensee, or (ii) disclose information in a way that might reasonably be considered a violation of United States law by either Licensor or Licensee.

10.07 Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any state or of the United States of America or of any foreign country, the validity of the remaining parts or provisions shall not be affected by such holding.

10.08     All  notices  hereunder  shall be addressed to the Parties as follows:
(a)     If  to  Licensor:
     Syntroleum  Corporation
     1350  S.  Boulder,  Suite  1100
     Tulsa,  OK  74119-3295
     Fax  No.:  (918)  592-7979
     Phone  No.:  (918)  592-7900
     ATTN:  Office  of  the  President

     with  copy  to:

     Syntroleum  Corporation
     1350  S.  Boulder,  Suite  1100
     Tulsa,  OK  74119-3295
     Fax  No.:  (918)  592-7979
     Phone  No.:  (918)  592-7900
     ATTN:  Office  of  the  General  Counsel

(b)     If  to  Licensee:

     Ivanhoe  Energy  Inc.
     9th  Floor,  Waterfront  Center
     200  Burrard  Street
     Vancouver,  B.C.  V6C  3L6
     CANADA
     Attn:  E.  Leon  Daniel


     with  copy  to:

     1200  Discovery  Way
     Bakersfield,  CA  93309
     Attn:  Oscar  Blake

Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be deemed to have been sufficiently given for all purposes hereof if mailed by registered or certified mail, postage prepaid, addressed to such Party at its address indicated above, electronically transmitted and acknowledged by the other Party or by actual delivery of written notice to the other Party.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date set forth above.
                         Licensor
                         SYNTROLEUM  CORPORATION


                         By:_________________________________
                              Mark  A.  Agee,  President/COO

                         Date:_______________________________


                         Licensee
                         IVANHOE  ENERGY  INC.


                         By:_________________________________
                              E.  Leon  Daniel,  President  &  CEO

                         Date:_______________________________

                                   ATTACHMENT 1
                                  ------------

                     Request  for  Site  License  Agreement
                    --------------------------------------


Syntroleum  Corporation
1350  S.  Boulder,  Suite  1100
Tulsa,  OK  74119-3295

Attn:  Office  of  the  President

Gentlemen:

Please issue, for immediate execution, a Site License Agreement of the form identical to Attachment 4 of our Volume License Agreement dated _____________, 20__, covering the construction and operation of a Licensed Plant, in which we have, or intend to have, a Participating Interest upon completion of other related agreements. Issue the Site License Agreement in the name of _____________________________ as the Licensee pursuant to the Volume License Agreement. The following information is provided for inclusion in the execution copies:

Licensed Plant Location:
City:  _____________________________  State/Province:  ______________________
Country:  __________________________  Onshore/Offshore:  ___________________
Latitude:  __________________________  Longitude:  _________________________

Maximum daily design capacity, as defined by the Process Design Package is __________ Barrels of Synthetic Product per day. To the extent that more than one Syntroleum licensee is a participant in the Licensed Plant, the design capacity of such Licensed Plant should be applied against such licensees' remaining aggregate maximum daily design capacities for licensed facilities under their respective license agreements as follows:
                                   Aggregate  Design
     Entity                              Capacity  Deduction
     ------                              -------------------
______________________________________     ________________
______________________________________     ________________
______________________________________     ________________


Our Participating Interest in the Licensed Plant currently represents _______ percent (%) of the entire ownership interest not held by a government authority and we (are/are not) ______ the operator of the proposed Licensed Plant.

The other ownership interests, including that held by a government authority, if any, is as follows:
     Entity                              Ownership  Interest
     ------                              -------------------
______________________________________     ________________
______________________________________     ________________
______________________________________     ________________
______________________________________     ________________
______________________________________     ________________
______________________________________     ________________

We agree to pay License Fees in accordance with the applicable provisions of Attachment 3 of the Volume License Agreement.

Please forward the appropriate materials to initiate the Process Design Package and acknowledge your receipt of this request.

Very  truly  yours,




____________________________,
Licensee

                                ATTACHMENT  2
                              -------------

                      AFFILIATE  EXTENSION  AGREEMENT
                     -------------------------------




THIS AGREEMENT, effective as of the _______ day of _______________, _____, by and between ___________________________________________, a ______________
corporation  (hereinafter  "Affiliate-Licensee")  and
_________________________________________,  a  _____________________ corporation
(hereinafter  "Licensee").


WHEREAS, Licensee and Syntroleum Corporation (hereinafter "Licensor") have previously entered into a certain Volume License Agreement, dated _____________________, relating to the use of Licensor Technology in practicing the Conversion Process at Licensed Facilities in the Licensed Territory to produce Marketable Products, such capitalized terms being defined in the Volume License Agreement;


WHEREAS, pursuant to the terms of the Volume License Agreement, Licensee has the right to extend the benefits of the Volume License Agreement to its Affiliates; and


WHEREAS, Affiliate-Licensee desires to acquire the right to use Licensor Technology in practicing the Conversion Process at Licensed Facilities in the Licensed Territory to produce Marketable Products by extension to it by Licensee of the benefits of the Volume License Agreement.


NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

     1.     Pursuant  to  the  provisions  of Section 2.06 of the Volume License
Agreement, Licensee hereby extends the Volume License Agreement to Affiliate-Licensee for use of Licensor Technology in practicing the Conversion Process in Licensed Facilities in the Licensed Territory to produce Marketable Products.

     2. Affiliate-Licensee hereby accepts the extension to it of the Volume License Agreement as set forth in Paragraph 1 above and agrees that it shall be subject to the same obligations to which Licensee is subject under the Volume License Agreement, and that all of the terms and conditions of the Volume License Agreement shall apply to it with respect to both its obligations and rights (except for the right of extension as set forth in Section 2.06 of the Volume License Agreement) as if Affiliate-Licensee had entered into the Volume License Agreement effective as of the date of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LICENSEE                                AFFILIATE-LICENSEE

______________________________          _______________________________
     (COMPANY)                              (COMPANY)


By:___________________________          By:_____________________________

Title:________________________          Title:__________________________


Acknowledged  and
Agreed  to  this  ___  day
of  _______,  ________.
Syntroleum  Corporation
By:_______________

                                  ATTACHMENT 3
                                  ------------

                             LICENSE FEE CALCULATION
                             -----------------------


I. For purposes of this Attachment 3, the following terms shall have the meanings ascribed thereto:

A. "LICENSED PLANT" means the Licensed Plant in which a Site License Agreement for such plant is issued to and remains in the name of the Licensee who has executed this Agreement with Licensor and, in which the Participating Interest held by Licensee, or collectively by Licensee and any other Person who has executed a license agreement (which is applicable to the Licensed Plant) with Licensor, represents at least 10% of the entire Participating Interest not held by a governmental authority regardless of operatorship of the Licensed Plant.

B. "ROYALTY RATE" shall mean (i) the lowest royalty rate per Barrel of Synthetic Product accepted by Licensor for a Site License Agreement with a non-Affiliate for a facility of comparable size, in the Licensed Territory, which is not under a master preferred license agreement, during the twelve (12) months immediately preceding the execution date of the applicable Site License Agreement under this Agreement, or (ii) if no such Site License Agreement has been executed during the twelve (12) months immediately preceding, then the royalty rate per Barrel of Synthetic Product in the last Site License Agreement with a non-Affiliate, in the Licensed Territory, executed by Licensor, which is not under a master preferred license agreement, or (iii) if none of the foregoing applies, then US$______ per Barrel of Synthetic Product. Market Royalty Rate does not include the catalyst price as provided for under Section
                                                                         -------
2.03  of  this  Agreement.
 ---


II. For each Site License Agreement executed for Licensed Plants under this Agreement, Licensee agrees to pay License Fees to Licensor on a prepaid license basis as follows:

A. Licensee agrees to pay Licensor a one-time, prepaid License Fee calculated in accordance with the following formula:

License Fee = "C" x 350 x 7.5 x "R" wherein:

"C" = the maximum daily design capacity, as defined by the Process Design Package, of such Licensed Plant to produce Marketable Products measured in Barrels of Synthetic Product per day for which such Licensed Plant is originally designed and constructed, and
"R"  =  the  Royalty  Rate.

and  payable  in  installments  as  follows:

(i) 20% within thirty (30) days after the execution of the Site License Agreement for such Licensed Plant;

(ii) 30% within thirty (30) days after delivery of the Process Design Package or within one hundred twenty (120) days after the execution of the Site License Agreement for such Licensed Plant, whichever first occurs;

(iii) 20% within thirty (30) days after the commencement of field construction move-in;

(iv) 30% within one-hundred and twenty (120) days after the Start-Up Date of the Licensed Plant or a successful Performance Test as specified in the Process Guarantee and Performance Test Agreement, whichever first occurs.

B. Capacity Adjustments: In the event the actual production capacity of any Licensed Plant, under II.A. above, is determined to have either exceeded the original maximum daily design capacity established in its Site License Agreement or is increased through major equipment modification, by more than five percent (5%) or by more than 500 barrels per day, at any time after the Start-up Date, Licensee shall pay Licensor an additional License Fee, on a prepaid basis, equal to the difference between (a) the prepaid License Fee as would have been calculated with the higher production capacity for such Licensed Plant substituted for "C" in the calculation method set forth in II.A. above, and (b) the License Fee as would have been calculated for such Licensed Plant by the method set forth in II.A. above using the original maximum daily design capacity established in each Site License Agreement. The incremental License Fee due will be reduced by any previous incremental adjustments. Such additional License Fee shall be payable within thirty (30) days after the end of the calendar year in which such increase in production capacity of such Licensed Plant occurs. Incremental License Fees for increased production capacity in any Licensed Plant shall not be due if the increased production capacity is the result of the initial use of Licensee Patent Rights or Licensee Technical information. The total cumulative incremental capacity adjustments under each Site License Agreement will be limited to 50 percent of the initial maximum daily capacity under such Agreement.

III. Upon payment of all fees due under the Site License Agreement for each Licensed Plant, Licensee shall be deemed to have acquired a fully paid license for such Licensed Plant up to the original maximum daily design capacity or any adjusted daily design capacity made under the provisions of II.B. above. Any additional incremental increases in the Licensed Plant capacity will be subject to additional License Fees as calculated under Incremental Adjustments defined under II. above.

IV. All payments required hereunder shall include a statement showing the details supporting the calculation of the License Fees being paid. Licensee shall keep accurate and complete records of all natural gas feedstock processed (volume and composition) and all Synthetic Product produced at and either used internally within or removed from each Licensed Plant to enable verification of statements and payments rendered to Licensor hereunder. Licensee agrees to permit Licensor, at Licensor's expense, to inspect such records on reasonable notice and at reasonable intervals during normal business hours to verify the fees paid and payable under this Agreement.